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                                                                     EXHIBIT 3.1


                                    FORM OF

                            CERTIFICATE OF RESTATED


                          CERTIFICATE OF INCORPORATION

                                       OF

                          APPLIED SYSTEMS GROUP, INC.

                      ---------------------------------

                 James P. Kellner and Glen R. Eustace, being the duly elected Chairman, President and Chief Executive Officer and Secretary, respectively, of Applied Systems Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

                 1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on June 25, 1998 (the "Certificate").

                 2. That the board of directors of the Corporation adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

                 3. That the stockholders of the Corporation entitled to vote thereon, pursuant to written consent, unanimously approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                 4. The Effective Time of the Restated Certificate shall be on ___________, 1998 at 9:00 a.m., Delaware time.
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                 IN WITNESS WHEREOF, the undersigned, being the Chairman,
President and Chief Executive Officer and Secretary, respectively, hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this ___ day of __________, 1998.


                                               ------------------------------
                                               James P. Kellner, Chairman,
                                               President and Chief Executive
                                               Officer


Attest:


--------------------------
Glen R. Eustace, Secretary





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                                                                       EXHIBIT A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          APPLIED SYSTEMS GROUP, INC.


                                  ARTICLE ONE

                 The name of the Corporation is Applied Systems, Inc.

                                  ARTICLE TWO

                 The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THREE

                 The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                  ARTICLE FOUR

                 4.1 Capital Stock. The total number of shares of stock which the Corporation has authority to issue is 47,000,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 45,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock or by the DGCL.
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         4.2     Preferred Stock.  The Board of Directors is expressly
authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                 4.3      Common Stock.    Except as otherwise provided by the
DGCL, by this Restated Certificate of Incorporation or any amendments hereto and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporations shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders.

                                  ARTICLE FIVE

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the outstanding Voting Stock shall be required in order for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.





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                                  ARTICLE SIX

                 Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                 ARTICLE SEVEN

                 7.1 Number of Directors. Subject to any rights of the holders of the Preferred Stock or any series thereof to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution adopted by affirmative vote of a majority of the whole board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders and the term of office of the third class to expire at the 2001 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1999 annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director.

                 7.2 Vacancies and Newly Created Directorships. Subject to any rights of the holders of the Preferred Stock or any series thereof to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law, be filled only by a resolution adopted by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such director shall have been





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chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed. Notwithstanding the foregoing, in the event that at the time of the existence of an unfilled newly created directorship or any such vacancy there are unfilled newly created directorships and/or vacancies constituting a majority of the whole Board of Directors, a majority of the directors then serving on the Board of Directors shall have the authority to fill enough of such unfilled newly created directorships and/or vacancies so that, after giving effect thereto, there will be the minimum number of directors serving on the Board of Directors necessary to constitute a majority of the whole Board of Directors.

                 7.3 Powers, Qualifications and Removal. The business of the Corporation shall be managed by or under the direction of the Board of Directors. Any director may tender his resignation at any time. Subject to any rights of the holders of the Preferred Stock or any series thereof, any director of the entire Board of Directors may be removed at any time, but only for cause and by the affirmative vote of the holders of the least 75% of the voting power of the outstanding Voting Stock, voting together as a single class.

                 7.4 Ballots Not Required. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                 7.5 Definition. For purposes of this Article Seven, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

                                 ARTICLE EIGHT

                 8.1 Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                 8.2 No Stockholder Action by Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.





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                 8.3      Advance Notice of Stockholder Nominations.  Advance
notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

                 8.4 Definition. For purposes of this Article Eight, "whole Board of Directors" means the total number of directors which the Corporation would have on the Board of Directors if there were no vacancies.

                                  ARTICLE NINE

                 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Nine by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

                 10.1 Indemnification of Officers, Directors and Employees. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the DGCL any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer or employee of the Corporation, or is or was serving (or who has agreed to serve) at the request of the Corporation as a director, officer or employee of or in any other capacity with respect to another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her





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in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                 10.2 Expenses. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (1) in the case of any action, suit or proceeding against a director of the Corporation shall or (2) in the case of any action, suit or proceeding against an officer, employee or agent of the Corporation may, as authorized by the Board of Directors, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Ten.

                 10.3 Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article Ten with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                 10.4 Not Exclusive. The indemnification and other rights set forth in this Article Ten shall not be exclusive of any provisions with respect thereto in the By-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                 10.5     No Reduction.  Neither the amendment nor repeal of
Section 10.1, 10.2, 10.3 or 10.4 of this Article Ten nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with
Section 10.1, 10.2, 10.3 or 10.4 of this Article Ten shall eliminate or reduce the effect of Sections 10.1, 10.2, 10.3 or 10.4 of this Article Ten in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Section 10.1, 10.2,
10.3 or 10.4 of this Article Ten if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.





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                                 ARTICLE ELEVEN

                 The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation; (b) merge or consolidate the Corporation with another Corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all factors the directors deem relevant, including, without limitation: (i) the effects upon the employees, suppliers, customers, creditors and others having similar relations with the Corporation, upon the communities in which the Corporation conducts its business or on such other constituencies of the Corporation as the Board of Directors considers relevant under the circumstances; (ii) not only the consideration being offered (after taking into account taxes) in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also the Board of Directors' estimate of the (A) future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern and (B) the current value of the Corporation in a freely negotiated transaction; (iii) the purpose of the Corporation, and any of its subsidiaries, to provide quality products and services on a long-term basis; (iv) whether the proposed transaction might violate federal or state laws; and (v) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that such interests may be best served by the continued independence of the Corporation. If, on the basis of such factors, the Board of Directors so determines that a proposal or offer to acquire or merge the Corporation, or to sell its assets, is not in the best interests of the Corporation, it may reject the proposal or offer. If the Board of Directors determines to reject any such proposal or sale, the Board of Directors shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding the proposal or offer except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of the business judgment rule or of any duty of the directors to the stockholders or a group of stockholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the Corporation or a stockholder or group of stockholders.

                                 ARTICLE TWELVE

                 The Corporation is to have perpetual existence.





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                                ARTICLE THIRTEEN

                 The Corporation has elected to be governed by Section 203 of the DGCL.



                                ARTICLE FOURTEEN

                 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or thereafter prescribed herein or by the laws of the State of Delaware, and all rights conferred upon the stockholders herein are granted subject to this reservation.





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